SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K/A

Amendment No. 1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 11, 2013

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to (i) update and amend Item 5.07 of the Current Report of Form 8-K dated June 11, 2013 filed by the Registrant, and (ii) to report on the matter set forth in Item 1.01.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2013 (the “Effective Date”), Discovery Laboratories, Inc., a Delaware corporation (the “Company”), entered into a Master Services Agreement (“Agreement”) with DSM Pharmaceuticals, Inc. (“DSM”).  DSM is a contract manufacturing organization (CMO) with experience in the manufacture of lyophilized products and with whom the Company has completed a technology transfer of its lyophilized KL4 surfactant manufacturing process.  The Agreement is intended to support further development and manufacture of the Company’s lyophilized KL4 surfactant (the “Product”) for the Company’s pipeline programs, primarily AEROSURF®.  The Product is the lyophilized dosage form of SURFAXIN®, which was approved by the U.S. Food and Drug Administration (FDA) in March 2012.  Surfaxin is the first synthetic, peptide-containing surfactant approved for use in neonatal medicine and provides healthcare practitioners with an alternative to the animal-derived surfactants that today are the standard of care to manage respiratory distress syndrome (RDS) in premature infants.

AEROSURF is a combination drug/device product that combines the Company’s KL4 surfactant with its proprietary capillary aerosol generator (CAG).  The Company is developing AEROSURF to address RDS in premature infants.  Premature infants with RDS currently are treated with surfactants that can only be administered by endotracheal intubation supported with mechanical ventilation, both invasive procedures that may result in serious respiratory conditions and complications.  As a consequence, neonatologists will not treat infants who could benefit from surfactant therapy unless the potential benefits of surfactant therapy outweigh the risks associated with such invasive administration procedures.  AEROSURF potentially will provide practitioners with the ability to deliver surfactant therapy using a less-invasive method.

Pursuant to the Agreement, DSM will perform certain development and manufacturing activities relating to the Product as may be requested by the Company and as may be agreed by the parties in one or more statements of work.  Such activities could include but are not limited to (i) equipment procurement and installation, (ii) validation master planning, (iii) regulatory support, (iv) quality assurance support, (v) manufacture of engineering lots and development lots to support the Company’s preclinical, clinical, research and development activities, (vi) potential scale-up activities and (vii) potential manufacture of process validation lots.

The initial term of the Agreement is three years from the Effective Date unless the Agreement is terminated early pursuant to its terms.  The Company may terminate the Agreement upon prior written notice to DSM, provided, however, that such termination shall not result in the termination of any statement of work then in progress.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, which is expected to be included as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d) The Company filed a Current Report on Form 8-K on June 11, 2013 (the "Original Report") to report, among other things, the final results for each of the matters submitted to a vote of stockholders at its 2013 Annual Meeting of Stockholders (the "Annual Meeting").  The Company is filing this amendment to the Original Report to report that, consistent with the voting results at the Annual Meeting, the Company’s Board of Directors has determined that the Company will hold an advisory vote on the compensation of its named executive officers annually until the next stockholder vote on the frequency of say-on-pay votes under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name:	John G. Cooper
Title:	Chief Executive Officer, President And Chief Financial Officer

Date:  October 24, 2013